UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 29, 2023

IronNet, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-39125	83-4599446
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7900 Tysons One Place, Suite 400

McLean, VA 22102

(Address of principal executive offices, including zip code)

(443) 300-6761

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01.	Other Events.

On September 29, 2023, given the unavailability of additional sources of liquidity and after considering strategic alternatives, IronNet, Inc. (the “Company”) ceased all activities of the Company and its subsidiaries and terminated the remaining employees of the Company and its subsidiaries. As a result, all of the material business activities and operations of the Company ceased, the Company does not have the ability to satisfy its debts and related obligations, the Company will no longer have the capability to prepare financial statements and other disclosures required for periodic reports for filing with the Securities and Exchange Commission, and the related actual and potential effects on the Company and its subsidiaries will be material and adverse. The board of directors of the Company further authorized the Company to take such actions necessary to prepare for and, subject to final approval by the board of directors to be given at a subsequent meeting, file a voluntary petition for relief under the applicable provisions of the United States Bankruptcy Code (the “Bankruptcy Code”) in the United States Bankruptcy Court (the “Bankruptcy Filing”) as expeditiously as possible.

The Company does not anticipate that it will be able to pursue bankruptcy protection under Chapter 11 of the Bankruptcy Code, in which case it will be necessary to pursue bankruptcy protection and make a Bankruptcy Filing under Chapter 7 of the Bankruptcy Code. If the Company makes the Bankruptcy Filing under Chapter 7 of the Bankruptcy Code, a Chapter 7 trustee would be appointed or elected to liquidate the Company’s assets for distribution in accordance with the priorities established by the Bankruptcy Code. The Company expects that liquidation under Chapter 7 would result in significantly smaller distributions being made to stakeholders than those it might obtain under Chapter 11 primarily because of the Company’s assets would have to be sold or otherwise disposed of by a Chapter 7 trustee in a distressed fashion over a short period of time rather than sold by existing management as a going concern business. The Company expects that no distributions would be available for stockholders in a Chapter 7 liquidation.

Forward-Looking Statements

Certain statements in this Current Report on Form 8-K may be considered forward-looking statements, including statements with respect to the Company’s pursuit of bankruptcy protection. Forward-looking statements generally relate to future events and can be identified by terminology such as “may,” “should,” “could,” “might,” “plan,” “possible,” “strive,” “budget,” “expect,” “intend,” “will,” “estimate,” “believe,” “predict,” “potential,” “pursue,” “aim,” “goal,” “mission,” “anticipate” or “continue,” or the negatives of these terms or variations of them or similar terminology. Such forward-looking statements are subject to risks, uncertainties, and other factors which could cause actual results to differ materially from those expressed or implied by such forward-looking statements. These forward-looking statements are based upon estimates and assumptions that, while considered reasonable by the Company and its management, are inherently uncertain. Factors that may cause actual results to differ materially from current expectations include, but are not limited to, the Company’s ability to expeditiously complete the Bankruptcy Filing and the conduct of applicable bankruptcy proceedings, demands, actions, lawsuits and other claims that potentially could be made by the holders of the Company’s outstanding indebtedness, the Company’s securityholders, and the Company’s and its subsidiaries’ other creditors, and the risks and uncertainties set forth in the sections entitled “Risk Factors” and “Cautionary Note Regarding Forward-Looking Statements” in the Company’s Annual Report on Form 10-K for the fiscal year ended January 31, 2023, and other documents filed by the Company from time to time with the SEC. Forward-looking statements speak only as of the date they are made. Readers are cautioned not to put undue reliance on forward-looking statements, and the Company assumes no obligation and does not intend to update or revise these forward-looking statements other than as required by applicable law. The Company does not give any assurance that it will achieve its expectations.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IRONNET, INC.

	By:	/s/ Cameron D. Pforr
Date: September 29, 2023		Cameron D. Pforr President & Chief Financial Officer